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                                       EX-99.5
                                       Consent




                                                           April 3, 1997

Falcon Building Products, Inc.
Two North Riverside Plaza
Suite 1100
Chicago, IL  60606

Ladies and Gentlemen:

    I hereby consent to the references to my becoming a director of Falcon Building Products, Inc. ("Falcon") in the Registration Statement on Form S-4 of Falcon relating to the proxy statement of Falcon, the preliminary copy of which was initially filed on April 4, 1997 with the Securities and Exchange Commission.

                                                Sincerely yours,


                                                /s/ Christopher J. O'Brien
                                                ----------------------------
                                                Christopher J. O'Brien